As filed with the Securities and Exchange Commission on May 8, 2024
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WK Kellogg Co
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	92-1243173 (I.R.S. Employer Identification No.)

One Kellogg Square Battle Creek, Michigan (Address of Principal Executive Offices)	49017-3534 (Zip Code)

Amended and Restated WK Kellogg Co 2023 Long-Term Incentive Plan
(Full title of the plan)

Gordon P. Paulson
Secretary
One Kellogg Square
Battle Creek, Michigan 49017-3534
(Name and address of agent for service)

269-401-3000
(Telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Ashley Sinclair
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, IL 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
EXPLANATORY NOTE

WK Kellogg Co (the “Registrant”) previously filed a registration statement on Form S-8 (Registration No. 333-274603) (the “Initial Registration Statement”) registering 5,142,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the WK Kellogg Co 2023 Long-Term Incentive Plan (the “2023 Plan”).

On May 2, 2024, the Registrant’s shareowners approved an amendment and restatement of the 2023 Plan (the “A&R 2023 Plan”) in order to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2023 Plan from 5,142,000 shares to 10,142,000 shares. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant for the purpose of registering an additional 5,000,000 shares of Common Stock, issuable pursuant to the A&R 2023 Plan, but not previously registered under, the 2023 Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Initial Registration Statement relating to the 2023 Plan, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description
4.1
Form of Amended and Restated Certificate of Incorporation of WK Kellogg Co (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 31, 2023)

4.2
Form of Amended and Restated Bylaws of WK Kellogg Co (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 24, 2023)

4.3
Amended and Restated WK Kellogg Co 2023 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2024)

5.1*	Opinion of Kirkland & Ellis LLP, special counsel to the Registrant
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1*	Powers of attorney (included on the signature pages to this Registration Statement)
107*	Filing Fee Table

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 8th day of May, 2024.

WK KELLOGG CO

By:	/s/ Gary Pilnick
Gary Pilnick
Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of WK Kellogg Co, hereby severally constitute and appoint Gary Pilnick and Gordon Paulson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WK Kellogg Co to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2024.

Signature	Title

/s/ Gary Pilnick	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Gary Pilnick

/s/ David McKinstray	Chief Financial Officer (Principal Financial Officer)
David McKinstray

/s/ Lisa Walter	Chief Accounting Officer (Principal Accounting Officer)
Lisa Walter

/s/ Wendy Arlin	Director
Wendy Arlin

/s/ R. David Banyard, Jr.	Director
R. David Banyard, Jr.

/s/ Michael Corbo	Director
Michael Corbo

/s/ Zack Gund	Director
Zack Gund

/s/ Ramón Murguía	Director
Ramón Murguía

/s/ Julio Nemeth	Director
Julio Nemeth

/s/ Mindy Sherwood	Director
Mindy Sherwood